UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2020

Penn National Gaming, Inc.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-24206	23-2234473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(Address of Principal Executive Offices, and Zip Code)

610-373-2400

Registrant's Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PENN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2020, the Board of Directors (the “Board”) of Penn National Gaming, Inc. (the “Company”) appointed David Williams as Executive Vice President and Chief Financial Officer effective as of March 3, 2020, subject to regulatory approvals.

Mr. Williams, who is 53 years old, will join the Company on January 27, 2020 as an Executive Advisor until he assumes the role of Executive Vice President and Chief Financial Officer on March 3, 2020. Prior to joining the Company, Mr. Williams served as the Chief Financial Officer and Controller of Apple Inc.’s Claris International, Inc. software division (“Claris”) from 2012 until October 2019. Claris is Apple’s SaaS-focused business, which provides productivity and CRM software platforms to more than 50,000 businesses worldwide. As Chief Financial Officer of Claris, Mr. Williams was responsible for all aspects of the division’s finance and strategic planning, which helped Claris achieve consistent growth and profitability. In addition, Mr. Williams managed Claris’ information systems, legal and operation functions and played a key role in transitioning Claris from a packaged Macintosh software company to a cross-platform, multi-channel, subscription-based cloud business model. Prior to his position as Chief Financial Officer of Claris, Mr. Williams served as Vice President of Finance for Claris from 2000 to 2012.

There are no family relationships between Mr. Williams and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company entered into an Executive Agreement with Mr. Williams on January 22, 2020, in connection with his appointment as Executive Vice President and Chief Financial Officer. The Executive Agreement is effective as of January 27, 2020, and will expire on January 27, 2023 (the “Term”) unless terminated earlier by either party. The Executive Agreement provides that, effective January 27, 2020, Mr. Williams’s annual base salary will be $650,000 and his target annual bonus will be 100% of his base salary. In addition, Mr. Williams will be eligible for an annual equity grant targeted at 240% of his base salary, one-third of which will consist of an award of stock options on February 11, 2020 having a grant date value of $520,000, which will vest annually in equal installments over four years. The stock option award will be subject to the terms and conditions of the Company’s 2018 Long Term Incentive Compensation Plan and applicable award agreement.

In the event Mr. Williams’ employment is terminated without cause (as defined in the Executive Agreement) or the Executive Agreement is not renewed at the end of the Term, Mr. Williams will be entitled to (i) severance payments equal to 24 months of his base salary in effect on the termination date (such period, the “Severance Period”), paid in accordance with the Company’s regular payroll procedures and (ii) 1.5 times the average of the last two full years’ bonuses paid to Mr. Williams, paid at the time such next bonus is paid to similarly situated executives after the termination date.

If, within 12 months after a change of control (as defined in the Executive Agreement), Mr. Williams is terminated without cause or resigns for good reason (as defined in the Executive Agreement), he will be entitled to receive a lump sum cash payment equal to two times the sum of (i) his annual base salary and (ii) the amount of his targeted bonus compensation, each at the rate in effect at the time of the change of control or the termination date, whichever is greater. To the extent that Mr. Williams receives a change of control payment, he will not be eligible to receive any additional cash severance in the event of a termination of employment during the Term. Prior to receipt of any severance payments, Mr. Williams must execute a general release in favor of the Company and its affiliates.

The Executive Agreement also contains customary confidentiality, non-competition and non-solicitation provisions. Mr. Williams has agreed not to disclose or use the Company’s confidential information for a period of two years following termination. In addition, Mr. Williams has agreed not to compete with the Company within 150 miles of any facility in which the Company or its affiliates owns or operates or is actively seeking to own or operate a facility and to not compete with its interactive business for a period of (i) twelve months if he is terminated in a manner in which no severance is paid or (ii) the Severance Period if he receives severance upon termination. Mr. Williams has agreed not to solicit or hire an executive or management level employee of the Company or its affiliates for a period of 18 months following termination.

The summary of the material terms of the Executive Agreement described above is qualified in its entirety by reference to the Executive Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On January 22, 2020, William J. Fair submitted his resignation as Executive Vice President and Chief Financial Officer effective as of March 3, 2020. Mr. Fair will remain employed as an Executive Advisor of the Company until March 31, 2020. The Company entered into a First Amendment to Executive Agreement with Mr. Fair on January 23, 2020 (the “Amendment”) to reflect his resignation as Executive Vice President and Chief Financial Officer effective March 3, 2020. Pursuant to his Executive Agreement, as amended, Mr. Fair will continue to be entitled to the severance and compensation in accordance with the terms of Mr. Fair’s Executive Agreement dated September 24, 2019 as previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2019. The summary of the terms of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

A copy of the press release announcing Mr. Williams’ appointment and Mr. Fair’s resignation is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Executive Agreement, dated January 22, 2020, between Penn National Gaming, Inc. and David Williams
10.2	First Amendment to Executive Agreement, dated January 23, 2020, between Penn National Gaming, Inc. and William J. Fair
99.1	Press Release, dated January 23, 2020, of Penn National Gaming, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN NATIONAL GAMING, INC.
Date: January 24, 2020
	By:	/s/ Carl Sottosanti
Carl Sottosanti
Executive Vice President, General Counsel and Secretary